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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this registration statement of Luminent Mortgage Capital, Inc. on Form S-8 of our report dated August 6, 2003, appearing in the Prospectus, which is a part of Registration Statement No. 333-107984 on Form S-11 of Luminent Mortgage Capital, Inc.

/s/ Deloitte & Touche LLP

San Francisco, California
January 28, 2004